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                                                                    Exhibit 10.2

                                ENGLISH TRANSLATION OF CHINESE LANGUAGE ORIGINAL

                           Trademark License Agreement

                                     between

                      China Life Insurance (Group) Company

                                       and

                      China Life Insurance Company Limited

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This Service Trademark License Agreement is entered into on September 30, 2003 in Beijing, China by and between the following two parties:

Party A: China Life Insurance (Group) Company ("China Life"), a wholly state-owned enterprise duly organized and existing under the laws of the People' Republic of China, with its address at No. 5 Guang Ying Yuan Xi Qu, Xicheng District, Beijing.

Party B: China Life Insurance Company Limited ("Stock Limited Company"), a joint stock company with limited liability duly organized and existing under the laws of the People's Republic of China, with its address at China Life Building, No. 16 Chao Wai Avenue, Chaoyang District, Beijing.

In accordance with the Contract Law of People's Republic of China and the Trademark Law of People's Republic of China, through negotiation, Party A and Party B have reached the following agreement with regard to the licensing of trademarks from Party A to Party B:

Article 1. Trademarks

     1.1. The trademarks under this Agreement refer to the service trademarks of Party A that are registered or are in the process of registration in the PRC during the effective term of this Agreement. Such trademarks, including service trademarks or their combination (the "Licensed Trademarks") are listed in the Annex to this Agreement (hereinafter referred to as "Licensed Trademarks").

Article 2. Licenses

     2.1. Party A hereby grants to Party B and its branches the right to use the Licensed Trademarks in territories where such trademarks are respectively registered according to the terms of this Agreement.

     2.2. Unless otherwise provided by the listing rules or other rules of the Stock Exchange of Hong Kong Limited (the "HKSE") or requested by the HKSE, Party B shall use the Licensed Trademarks and in accordance with the provisions of this Agreement, whereas Party A and its subsidiaries may continue to use the Licensed Trademarks pursuant to Article 5.1(a).

     2.3. Party A shall not license the use of the Licensed Trademarks to any third party, nor shall Party A assign the Licensed Trademarks to any third party, provided, however, that Party A may grant its subsidiaries the right to use the Licensed Trademarks.

Article 3. Terms

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     Party B and/or its branches may use Licensed Trademarks until the valid registration of the Licensed Trademarks expires so that such trademarks are no longer protected by law, or until the termination date mutually agreed by the parties.

Article 4. Fees

     4.1. Party A agrees that Party B and/or its branches may use the Licensed Trademarks without compensation, and Party A will pay all fees to maintain the validity of the Licensed Trademarks in accordance with relevant laws and regulations. Party B has no obligation to pay such maintenance fees to Party A.

     4.2. If Party A fails to pay fees to maintain the Licensed Trademarks in accordance with this Agreement, Party B may unilaterally employ a trademark agent to prepare documents for the extension of the Licensed Trademarks and pay any fees for such extension. Party A shall provide all assistance (including but not limited to executing documents) in connection with such extension, and shall compensate Party B for reasonable expenses incurred in connection with such extension.

Article 5. Rights and Obligations

     5.1. Party A's rights:

          (a) Party A has the right to use the Licensed Trademarks in the territories where they are respectively registered;

          (b) Party A has the right to request Party B and/or its branches to use the Licensed Trademarks in accordance with the provisions of this Agreement.

     5.2. Party A's obligations:

          (a) Party A represents and warrants as to the legality and validity of the Licensed Trademarks under this Agreement, and warrants not to intentionally commit any acts to the detriment of such legality and validity. If Party B and/or its branches incurs any third-party claims, litigation or losses in connection with this Agreement, Party A warrants that it will indemnify against the losses of Party B and/or its branches within thirty (30) days after Party B makes such request in writing;

          (b) Party A guarantees to pay applicable fees in a timely manner to the relevant authorities so as to maintain the validity of the Licensed Trademarks. It shall maintain the respective

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               registrations of the Licensed Trademarks, and shall not abandon the renew the Licensed Trademarks' respective registrations, or apply to cancel such registrations. Party A may increase the registration classes for the Licensed Trademarks upon the request of Party B or register the Licensed Trademarks in countries and regions designated by Party B. The above registration fees and maintenance charges shall be borne by Party A;

          (c) Upon the execution of this Agreement, Party A shall file this Agreement with the relevant administration for industry and commerce and with the trademarks administrative authority;

          (d) Party A shall apply to the relevant authorities for the protection of the Licensed Trademarks if so requested by Party B, or if circumstances so require; and

          (e) If any third party infringes upon or claims that its own rights or interests have been infringed upon by the Licensed Trademarks, Party A shall timely notify Party B in writing (the "Notice"), and submit a grievance to the relevant authorities or file lawsuit or take other legal action and pay all related expenses. If Party A does not send Such Notice to Party B in accordance with this Agreement, Party B may take all necessary actions on its own to stop such infringement or defend against relevant claims. Party B shall have the right to request Party A to compensate it for any losses incurred in connection with such actions.

     5.3. Party B and/or its branches' rights:

          (a) Party B shall have the right to use the Licensed Trademarks in accordance with the provisions of this Agreement;

          (b) Party B shall have the right to grant the right to use the Licensed Trademarks to third parties subject to the written consent of Party A.

     5.4. Party B's obligations:

          (a) Unless written consent is received from Party A, Party B shall not permit any third party to use the Licensed Trademarks, provided, however, that Party B may grant its branches the right to use the Licensed Trademarks;

          (b) If any third party infringes upon or claims that its rights or interests have been infringed upon by the Licensed

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               Trademarks, Party A shall submit grievances to the relevant authorities or initiate legal action, and Party B shall assist in ascertaining the factual circumstances of such infringement. All relevant fees shall be borne by Party A.

Article 6. Further Undertakings

     Both Parties to this Agreement have the duty to take any further actions, including entering into other agreements, contracts or documents that are necessary to effect the objectives of and the provisions set forth in this Agreement.

Article 7. Modification and Termination

     7.1. After Party B has listed on the HKSE, the transactions under this Agreement shall constitute related party transactions as described in the listing rules. According to the listing rules, such transactions can only be conducted after obtaining an exemption from HKSE, or upon the approval of independent shareholders, or conforming with any other requirements concerning connected transactions in the listing rules. Therefore, the performance of this Agreement shall, to the extent that are deemed to be connected transactions, be conditional on obtaining the approval of the HKSE or conforming to any other requirements concerning associated transactions in the listing rules. Both Parties undertake to observe the relevant requirements of the listing rules.

     7.2. If the HKSE exemption contains additional conditions, this Agreement shall be performed in accordance with such additional conditions. Both Parties undertake to strictly observe such conditions.

     7.3. If the HKSE exemption for such connected transactions is retracted, rescinded, or becomes ineffective, and such transactions do not comply with the requirements concerning connected transactions in the listing rules, the performance of this Agreement relating to such transactions shall be terminated.

     7.4. If the performance of all transactions contemplated by this Agreement is terminated pursuant to Section 7.3, this Agreement shall be terminated.

     7.5. This agreement shall be terminated upon the occurrence of any of the following events:

          (a) Both parties agree to terminate this Agreement before the expiration of the term; or

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          (b)  Applicable laws and regulations, or the adjudication ruling or order of a complete court or arbitration panel require the termination of this Agreement.

Article 8. Breach

     A Party shall compensate the other Party for any economic losses suffered by the other Party as a result of the breach by such Party. The non-breaching Party shall have the right to request the actual performance by the breaching Party of its obligations under this Agreement.

Article 9. Representations and Warranties

     9.1. Representations and Warranties of Party A

          (a) Party A is a duly established enterprise with the status of an independent legal person and holds a valid business license;

          (b) Party A's execution of this Agreement and performance of its obligations hereunder will not violate any laws, regulations or other agreements, or the articles of association of Party A.

          (c) Party A lawfully owns the Licensed Trademarks, and is entitled to grant to Party B the right to use the License Trademarks pursuant to this Agreement. There is no dispute relating to the ownership or use of the Licensed Trademarks as of the date of execution of this Agreement. Party A will compensate Party B for any losses due to the infringement of the intellectual property rights or interests of any third party by the Licensed Trademarks (excluding losses due to Party B's violation of the provisions of this Agreement).

     9.2. Representation and Warranties of Party B

          (a) Party B is a duly established joint stock limited liability enterprise with the status of an independent legal person and holds a valid business license.

          (b) Party B's execution of this Agreement and performance of its obligations hereunder will not violate any laws, regulations or other agreements, or the articles of association of Party B.

Article 10. Force Majeure

     10.1. If a party fails to perform all or part of its obligations under this Agreement due to an event of Force Majeure (meaning an event beyond the reasonable control of the affected party that is unforeseeable, or unavoidable and beyond remedy if foreseen, and

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          which happens after the execution of this Agreement and renders the full or partial performance of this Agreement impossible or impracticable.) Events of Force Majeure include but are not limited to floods, fires, draughts, typhoons, earthquakes and other acts of God, strikes, insurrections, turmoil and war (whether declared or not) and any action or inaction of any governmental authorities. The performance of such obligations shall be suspended during the period during which such performance is affected by the event of Force Majeure.

     10.2. The Party claiming to be affected by an event of Force Majeure shall notify the other Party in writing of the occurrence of such event as soon as possible, and shall, within 15 days after the occurrence of such event, provide the other Party by personal delivery or registered air mail with appropriate evidence in support of the occurrence of the event of Force Majeure and the period of its occurence. The Party claiming that its performance of the Agreement has become impossible or impracticable due to an event of Force Majeure shall make all reasonable efforts to eliminate or minimize the effects of such event of Force Majeure.

     10.3. If an event of Force Majeure occurs, both Parties shall immediately consult with each other regarding the performance of this Agreement, and shall immediately resume their respective obligations under this Agreement upon the termination or elimination of the event of Force Majeure.

Article 11. Miscellaneous

     11.1. Unless otherwise provided for in this Agreement, a Party may not transfer all or part of its rights and obligations under this Agreement without the written consent of the other Party.

     11.2. This Agreement and the Annex attached hereto constitute the entire agreement, and supersede all previous oral and written agreements, contracts, understandings and communications of the parties concerning the matters set forth herein.

     11.3. Any provision hereof that becomes illegal, invalid or unenforceable will not affect the validity and enforceability of the other provisions of this Agreement.

     11.4. Any amendment to this Agreement or its annex may be made only pursuant to a written agreement executed by the authorized representatives of each Party, and shall be approved by each Party after having taken appropriate corporate actions. If such amendment constitutes a material and substantial change to this Agreement, it shall

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          become effective upon the notification of the HKSE or upon obtaining approval from the HKSE (subject to thethen current requirements of the HKSE) and/or ratification at a shareholders' meeting of Party B (if applicable).

     11.5. Unless otherwise provided for in this Agreement, any delay or failure on the part of any Party hereto to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

     11.6. The Annex attached hereto constitutes an integral part of this Agreement and has the same binding effect as the Agreement on the parties hereto.

Article 12. Notice

     12.1. Notices and other communications required to be given by any Party pursuant to this Agreement shall be written in Chinese, and may be delivered by hand or registered mail to the address of the other Party or sent by facsimile transmission to the number of the other Party set forth below. The dates on which notices shall be deemed to have been effectively delivered shall be determined as follows:

          (a) Notices delivered by hand shall be deemed effectively delivered on the date of such hand delivery;

          (b) Notices given by registered mail shall be deemed effectively delivered on the 7th day (if the last day falls on a Sunday or a public holiday, then such date shall be extended to the next working day) after the date on which they were mailed (as indicated by the postmark);

          (c) Notices given by facsimile transmission shall be deemed effectively delivered at the time when the transmission is completed, provided that the sender shall produce the transmission report evidencing the successful transmission of relevant documents.

     The addresses and fax numbers of the Parties for the delivery of notice are as follows:

     China Life Insurance (Group) Company

     Address: No. 5 Guang Ying Yuan Xi Qu, Xicheng District, Beijing

     Fax number: 010-6611 1567

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     Telephone number: 010-6611 4433

     China Life Insurance Company Limited

     Address: China Life Building, No.16 Chao Wai Avenue, Chaoyang District, Beijing

     Fax number: 010-8565 2232

     Telephone number: 010-8565 9999

     12.2. If either Party changes its address or fax number, it shall promptly notify the other Party in writing of such change pursuant to this section.

Article 13. Governing Law and Dispute Settlement

     13.1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

     13.2. Any disputes arising from or in connection with this Agreement shall be resolved by both parties through friendly consultation. If the dispute cannot be settled in the aforesaid manner within ninety (90) days, either Party shall have the right to submit the dispute to the China International Economic Trade Arbitration Commission for arbitration to be conducted in accordance with the Commission's arbitration rules then effective at the time of the submission of the arbitration. The arbitration award shall be final and binding upon both parties.

Article 14. Definitions

     14.1. Party A's subsidiaries shall mean:

          14.1.1 a wholly owned subsidiary of Party A;

          14.1.2 a subsidiary in which Party A holds an equity interest of 51% or more;

          14.1.3 a company in which Party A holds, through joint action with other persons, 30% or more of the issued and outstanding shares of such company;

          14.1.4 a company in which Party A may exercise, or cause to be exercised through joint action with other persons, 30% or more of the voting rights of such company;

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          14.1.5 a company in which more than half of the directors of the board are elected by Party A; and

          14.1.6 a company that Party A, through joint action with other persons, effectively controls through other means; and

          14.1.7 and shall specifically exclude Party B or any subsidiaries of Party B.

     14.2. Party B's branches shall mean:

          Any branch, sub-branch or field office of Party B that is duly established by Party B, and that conducts the insurance of Party B business as stipulated and authorized by the Articles of Association of Party B and by the CIRC. Except as otherwise approved by the CIRC, Party B's branches shall not take any other form.

     14.3. Third parties shall mean any party or person other than Party A, Party B or any of their respective affiliated companies.

Article 15. Supplementary Provisions

     15.1. This Agreement is written in Chinese.

     15.2. This Agreement is executed in four originals, with two originals to be held by each Party. After the execution of this Agreement by both Parties' authorized representatives and the affixing of both Parties' company seals, this Agreement shall become effective, and its effectiveness shall retroactively commence as of the date when Party B's business license was issued. Each original shall have the same force and effect.

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Party A:                                Party B:

China Life Insurance (Group) Company    China Life Insurance Company Limited
              (Seal)                                     (Seal)

Legal Representative/                   Legal Representative/
Authorized Representative (Signature)   Authorized Representative (Signature)

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Annex to the Service Trademark License Agreement :

List of service trademarks

--------------------------------------------------------------------------------------------------------------------------------
                             Registration
No.        Trademark        Certificate No.           Holder           Class         Service classification            Term
--------------------------------------------------------------------------------------------------------------------------------
           [GRAPHIC]            1125974       China Life Insurance     No.36   Insurance, life insurance,          Nov. 7, 1997-
                                              (Group) Company                  insurance consultancy, insurance    Nov. 6, 2007
                                                                               brokerage, fund investments,
                                                                               securities brokerage, guarantees,
                                                                               jewellery appraisal, real estate
                                                                               leasing, charitable fund raising
           [GRAPHIC]            Pending       China Life Insurance
                                              (Group) Company is the
                                              registered applicant

      (Chinese Character)       Pending       China Life Insurance
                                              (Group) Company is the
                                              registered  applicant

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
         China Life             Pending       China Life Insurance
                                              (Group) Company is the
                                              registered applicant

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